EXHIBIT 99.1

Raymond A. D. French
19 The Elms
Lezayre Road
Ramsey
Isle of Man IM8 2TA
British Isles.

27th December, 2010.

Mr. Royce Winsten
Chairman of the Board
Duckwall-ALCO Stores, Inc.
401 Cottage Street
Abilene, KS 67410
USA

Dear Royce,

I hereby resign as a director of Duckwall-ALCO Stores, Inc., a Kansas corporation (the “Company”), effective on close of business on the date hereof.

Very truly yours,
/s/ Raymond A. D. French Raymond A. D. French

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